Exhibit 99.28(h)(xvi)

WISDOMTREE TRUST

FUND OF FUNDS INVESTMENT AGREEMENT

This Fund of Funds Investment Agreement (“Agreement”) is made as of this 19 day of January, 2022, by and between WisdomTree Trust (the “Trust”), on behalf of each of its current and future series, severally and not jointly (each, an “Acquired Fund”) and the registered investment company, on behalf of each of its current and future series, severally and not jointly, set forth on Appendix A (each an “Acquiring Fund”).

WHEREAS, the Trust is an open-end management investment company registered with the U.S. Securities and Exchange Commission (“SEC”) under the Investment Company Act of 1940, as amended (“1940 Act”); and

WHEREAS, Section 12(d)(1)(A) of the 1940 Act limits investment by an investment company, as defined in the 1940 Act, and any company or companies controlled by such company, in any other investment company that is registered under the 1940 Act; and

WHEREAS, Section 12(d)(1)(B) of the 1940 Act limits the sale by a registered open-end investment company, any principal underwriter therefor, or any broker or dealer registered under the Securities Exchange Act of 1934 of any security issued by such registered open-end investment company, knowingly, to any other investment company; and

WHEREAS, Section 12(d)(1)(C) of the 1940 Act limits investment by an investment company, and any company or companies controlled by such investment company, in a registered closed-end investment company; and

WHEREAS, Rule 12d1-4 under the 1940 Act (the “Rule”), subject to compliance with the conditions of the Rule, exempts each Acquired Fund and each Acquiring Fund from the limits of Section 12(d)(1)(A), (B) and (C) of the 1940 Act, as applicable; and

WHEREAS, in reliance on the Rule, each Acquiring Fund may, from time to time, acquire Shares of one or more Acquired Fund in excess of the limits imposed by Section 12(d)(1)(A), (B) and (C), as applicable.

NOW, THEREFORE, in accordance with the Rule and in consideration of the potential benefits to an Acquired Fund and an Acquiring Fund arising out of the investment by the Acquiring Funds in an Acquired Fund, the parties agree as follows:

1.	Terms of Investment

(a) In order to help reasonably address the risk of undue influence on an Acquired Fund by an Acquiring Fund, and to assist the Acquired Fund’s investment adviser with making the required findings under the Rule, each Acquiring Fund and each Acquired Fund agree as follows:

(i) In-kind redemptions. The Acquiring Fund acknowledges and agrees that, if and to the extent consistent with the Acquired Fund’s registration statement, as amended from time to time, and Rule 6c-11, the Acquired Fund may honor any redemption request from the Authorized Participant acting as an intermediary to execute the Acquiring Fund’s transaction partially or wholly in-kind.

(ii) Scale of investment. Upon a reasonable request by an Acquired Fund, the Acquiring Fund will provide summary information regarding the anticipated timeline of its investment in the Acquired Fund and the scale of its contemplated investments in the Acquired Fund.

(b) In order to assist the Acquiring Fund’s investment adviser with evaluating the complexity of the structure and fees and expenses associated with an investment in an Acquired Fund, each Acquired Fund shall provide each Acquiring Fund with information on the fees and expenses of the Acquired Fund reasonably requested by the Acquiring Fund with reference to the Rule.

2.	Representation and Warranties of the Acquired Funds.

(a)         Pursuant to the Rule, the Acquired Funds will comply with this Agreement and the terms and conditions of the Rule, as interpreted or modified by the SEC or its Staff from time to time, applicable to the Acquired Funds.

(b)         The Acquired Funds will comply with its obligations under this Agreement.

(c)         The Acquired Funds will promptly notify the Acquiring Funds if such Acquired Fund fails to comply with the Rule, as interpreted or modified by the SEC or its Staff from time to time, or this Agreement.

2.	Representation and Warranties of the Acquiring Funds.

(a)         Each Acquiring Fund will comply with this Agreement and the terms and conditions of the Rule, as interpreted or modified by the SEC or its Staff from time to time.

(b)         The Acquiring Fund will comply with its obligations under this Agreement.

(c)         The Acquiring Fund will promptly notify the Acquired Funds if such Acquiring Fund fails to comply with the Rule, as interpreted or modified by the SEC or its Staff from time to time, or this Agreement.

3.	Termination; Governing Law.

(a)         This Agreement shall be effective for the duration of the Acquired Fund’s and the Acquiring Fund’s reliance on the Rule, as interpreted or modified by the SEC or its Staff from time to time. While the terms of the Agreement shall only be applicable to investments in the Acquired Fund made in reliance on the Rule, as interpreted or modified by the SEC or its Staff from time to time, the Agreement shall continue in effect until terminated pursuant to Section 3(b).

(b)         This Agreement will continue until terminated in writing by either party upon sixty (60) days’ written notice to the other party. Upon termination of this Agreement, the Acquiring Fund may not purchase additional shares of the Acquired Fund beyond the Section 12(d)(1)(A) limits in reliance on the Rule.

(c)         This Agreement will be governed by Delaware law without regard to choice of law principles.

4.	Notices.

All notices, including any information that either party is required to deliver to the other by the Rule or by this Agreement shall be in writing and shall be delivered by registered or overnight mail, facsimile or electronic mail to the address for each party set forth below (which may be changed from time to time upon written notice to the other party). All notices, demands or requests so given will be deemed given when actually received as evidenced by written confirmation thereof. Except with respect to facsimile or e-mail notice provided pursuant to Section 2(b), facsimile or email notice shall not be deemed to have been delivered unless followed promptly by written notice delivered by registered or overnight mail.

If to the Acquired Fund:

WisdomTree Trust

230 Park Avenue

New York, NY 10169

Attn: Fund Legal

Email: 12dNotice@wisdomtree.com

If to the Acquiring Fund:

c/o Bessemer Investment Management LLC

1271 Avenue of the Americas

New York, NY 10020

Attention: Mike Driscoll

Fax: (212) 956-4076

Email: PMOD-NY@bessemer.com

5.	Miscellaneous.

(a)         Assignment. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and representatives as applicable. This Agreement shall not be assignable. Any purported assignment in violation of the immediately preceding sentence shall be void and of no effect.

(b)         Amendment. With the exception of the contact information listed in Section 4, which may be changed from time to time upon notice to the other party, the parties may amend this Agreement only by a written agreement signed by both parties.

(c)         Counterparts. This Agreement may be executed in two counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by email or otherwise) to the other party, it being understood that all parties need not sign the same counterpart. Any counterpart or other signature hereupon delivered by email shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by the party delivering it.

IN WITNESS WHEREOF, the parties have duly executed this Acquiring Fund Investment Agreement as of the date first set forth above.

WisdomTree Trust

By:	/s/ Jonathan Steinberg

Name:	Jonathan Steinberg

Title:	President

OLD WESTBURY FUNDS, INC. On behalf of the Acquiring Funds

By:	/s/ David W. Rossmiller

Name:	David W. Rossmiller

Title:	President & CEO

APPENDIX A

List of Funds to which the Agreement Applies

Acquiring Funds
Old Westbury All Cap Core Fund
Old Westbury Large Cap Strategies Fund
Old Westbury Small & Mid Cap Strategies Fund
Old Westbury Credit Income Fund
Old Westbury Fixed Income Fund
Old Westbury Municipal Bond Fund
Old Westbury California Municipal Bond Fund
Old Westbury New York Municipal Bond Fund

Acquired Funds

WisdomTree ETFs

12(d) Exemptive Relief Eligibility

Large Cap	Ticker
U.S. LargeCap	EPS
U.S. Quality Dividend Growth	DGRW
U.S. Multifactor	USMF
Mid & Small Cap	Ticker
U.S. MidCap	EZM
U.S. SmallCap	EES
U.S. SmallCap Quality Dividend Growth	DGRS

Large Cap	Ticker
U.S. LargeCap Dividend	DLN
U.S. Total Dividend	DTD
U.S. High Dividend	DHS
U.S. Dividend ex-Financials	DTN
U.S. Quality Shareholder Yield	QSY

Mid & Small Cap	Ticker
U.S. MidCap Dividend	DON
U.S. SmallCap Dividend	DES

Large Cap	Ticker
Growth Leaders	PLAT
U.S. Growth & Momentum	WGRO

Emerging Markets	Ticker
Emerging Markets High Dividend	DEM
Emerging Markets Quality Dividend Growth	DGRE
Emerging Markets Multifactor	EMMF
Emerging Markets SmallCap Dividend	DGS

Regional/Single Country	Ticker
India Earnings	EPI

International	Ticker
International Equity	DWM
International Multifactor	DWMF
Dynamic Currency Hedged International Equity	DDWM
International LargeCap Dividend	DOL
International Dividend ex-Financials	DOO
International High Dividend	DTH
International Hedged Quality Dividend Growth	IHDG
International Quality Dividend Growth	IQDG

International Mid & Small Cap	Ticker
International SmallCap Dividend	DLS
Dynamic Currency Hedged International SmallCap Equity	DDLS
International MidCap Dividend	DIM

Global	Ticker

Global ex-U.S. Quality Dividend Growth	DNL
Global High Dividend	DEW
Global ex-U.S. Real Estate	DRW

Regional/Single Country	Ticker
Japan Hedged Equity	DXJ
Europe Hedged Equity	HEDJ
Europe Quality Dividend Growth	EUDG
Germany Hedged Equity	DXGE

Regional/Single Country Small Cap	Ticker
Japan SmallCap Dividend	DFJ
Japan Hedged SmallCap Equity	DXJS
Europe SmallCap Dividend	DFE
Europe Hedged SmallCap Equity	EUSC

Ticker
U.S. ESG	RESP
Emerging Markets ESG	RESE
International ESG	RESD
Emerging Markets ex-State-Owned Enterprises	XSOE
China ex-State-Owned Enterprises	CXSE
India ex-State-Owned Enterprises	IXSE

Strategic Core	Ticker
Yield Enhanced U.S. Aggregate Bond	AGGY
Yield Enhanced U.S. Short-Term Aggregate Bond	SHAG
Mortgage Plus Bond	MTGP

Short Term Government	Ticker
Floating Rate Treasury	USFR

Interest Rate Strategies	Ticker
Interest Rate Hedged U.S. Aggregate Bond	AGZD
Interest Rate Hedged High Yield Bond	HYZD

Credit	Ticker
U.S. Corporate Bond	WFIG
U.S. Short-Term Corporate Bond	SFIG
U.S. High Yield Corporate Bond	WFHY

Emerging Markets	Ticker
Emerging Markets Local Debt	ELD
Emerging Markets Corporate Bond	EMCB

Currency Strategies	Ticker
Emerging Currency Strategy	CEW
Bloomberg U.S. Dollar Bullish	USDU
Chinese Yuan Strategy	CYB

Managed Futures	Ticker
Managed Futures Strategy	WTMF

Option-Based	Ticker
CBOE S&P 500 PutWrite Strategy	PUTW

Commodity	Ticker
Enhanced Commodity Strategy[1]	GCC

Target Range	Ticker
Target Range	GTR

Ticker
U.S. Efficient Core[2]	NTSX
International Efficient Core	NTSI
Emerging Markets Efficient Core	NTSE

Ticker
Cloud Computing	WCLD
Cybersecurity	WCBR
BioRevolution	WDNA
Artificial Intelligence and Innovation	WTAI

1 Prior to 12/21/2020, the ticker symbol GCC was used for an Exchange Traded Commodity Pool trading under a different name and strategy.

2 Formerly WisdomTree 90/60 U.S. Balanced Fund.

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